UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011

RAPTOR TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-148076	20-8-182
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

7064 Sampey Road Groveland Florida 34736
(Address of Principal Executive Offices)

321-274-9675
Registrants Telephone Number

(Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

On January 3, 2011, the Registrant [formerly Giddy-Up Productions, Inc., (“RAPT”) a Nevada Corporation] changed its name from Giddy-Up Productions, Inc. to Raptor Technology Group, Inc. in anticipation of the reorganization with  Raptor Fabrication and Equipment, Inc., a Florida Corporation (“RFAB”).

On June 30, 2011, the parties completed the Plan of Merger and Reorganization and directed management to file any required documentation to complete the merger as of that date. All parties have undertaken to make all required share/ownership exchanges and issuances effective as of that date. All business operations of Raptor Fabrication and Equipment, Inc., a Florida Corporation continue and have become the operations of Raptor Technology Group, Inc. (the “Company”), however the separate existence of Raptor Fabrication and Technology, Inc. ceased to exist as a result of being the disappearing entity pursuant to the merger.

The terms “the Company,” “we,” “us,” and “our” refer to RAPT and, RFAB, after giving effect to the Merger, unless otherwise stated or the context clearly indicates otherwise. The term “RAPT” refers to Raptor Technology Group, Inc, a Nevada Corporation before giving effect to the Merger, and the term “RFAB” refers to Raptor Fabrication and Equipment, Inc., a Florida Corporation before giving effect to the Merger. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Section 1 – Registrant’s Business and Operations
Item 1.01.  Entry into a Material Definitive Agreement.

On June 30, 2011, the Company completed the Reorganization. For a description of the Reorganization, please see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 2 – Financial Information
Item 2.01.  Completion of Acquisition or Disposition of Assets.

Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc., a Florida Corporation.

On January 6, 2011, we entered into a definitive Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc., a Florida Corporation.

In anticipation of completing this Plan of Merger and Reorganization we changed the name of the corporation to Raptor Technology Group, Inc.  Our OTCBB quotation symbol was also changed to RAPT.

The Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc. entered into on January 6, 2011 has been amended, restated and replaced in its entirety to resolve drafting errors on April 21, 2011.

Pursuant to the Agreement, Raptor Fabrication and Equipment, Inc. shall be merged into Raptor Technology Group, Inc., the separate existence of Raptor Fabrication and Equipment, Inc. shall cease, and Raptor Technology Group, Inc. which shall continue to exist with its current Articles of Incorporation and Bylaws as a Nevada Corporation.

Raptor Fabrication and Equipment, Inc. shall have not more than 48,750,000 common shares outstanding.  These shares shall be exchanged on a one for one basis with Raptor Technology Group, Inc. common shares.

In addition Zoltan Nagy shall surrender 42,000,000 common shares for cancellation held by him personally.

Upon completion of the Plan of Merger and Reorganization the Directors of Raptor Fabrication and Equipment shall be appointed as the directors of Raptor Technology Group, Inc.

The effective date shall occur upon: (a) Each Company receiving any required shareholder or other approvals required; (b) Raptor Fabrication and Equipment, Inc. delivering the required financial statements and other information of sufficient detail for Raptor Technology Group, Inc. to comply with the disclosure requirements of the applicable securities regulations; and (c) Performance of all material terms of the agreement and any additional closing conditions mutually agreed between the Constituent Corporations or required by applicable state or federal regulations.

As a result of the acquisition the former shareholders of Raptor Fabrication and Equipment, Inc. have become the majority shareholders of Raptor Technology Group, Inc. resulting in a change of control of the Registrant.

Completion of the Plan of Merger and Reorganization

On June 30, 2011, the parties completed the Plan of Merger and Reorganization and directed management to file any required documentation to complete the merger as of that date. All parties have undertaken to make all required share/ownership exchanges and issuances effective as of that date. All business operations of Raptor Fabrication and Equipment, Inc., a Florida Corporation continue and have become the operations of Raptor Technology Group, Inc. (the “Company”), however the separate existence of Raptor Fabrication and Technology, Inc. ceased to exist as a result of being the disappearing entity pursuant to the merger.

As of June 30, 2011 we had 63,356,538 common shares issued and outstanding.  Upon closing of the Plan of Merger and Reorganization the current shareholders of Raptor Fabrication and Equipment, Inc. now hold 48,670,000 Common shares and giving effect to the cancellation of the 42,000,000 Common Shares held by Zoltan Nagy, Raptor Fabrication and Equipment, Inc. hold 69% of the resulting issued and outstanding shares.

Having completed the Plan of Merger and Reorganization and the change of control, Raptor Fabrication and Equipment, Inc. has become the accounting acquirer on a going forward basis.

Raptor Fabrication and Equipment is a technology supplier that provides the biofuel and mining industries with their advanced biofuel production technology and mineral recovery technologies.

Explanatory Note: Raptor Technology Group, Inc. has completed Merger with Raptor Fabrication and Equipment, Inc., a Florida Corporation.  Having completed the Plan of Merger and Reorganization and the change of control, the Raptor Fabrication and Equipment, Inc. has become the accounting acquirer on a going forward basis. The following discussion relates to the current and past operations Raptor Fabrication and Equipment, Inc. as a result of the merger transaction.

Business History

Raptor Technology Group, Inc. (the “Company”) was formed on August 30, 2007 under the laws of the State of Nevada under the name of Giddy-up Productions, Inc. with planned principal operations in producing motion pictures.

The Company entered into and completed the Agreement and Plan of Merger with Branded Beverages, Inc., and instituted a forward-split of its Common Stock on the basis of twenty-one new Shares of Common Stock for each one Share of Common Stock issued and outstanding on December 15, 2010.  As a result of this Merger, the name of the Company was changed to Branded Beverages, Inc. On December 20, 2010, the Company entered into a Rescission of the Agreement and Plan of Merger due to the inability to obtain required financial statements in a timely manner.

In connection with and prior to the above forward-split of the Company’s Common Stock, the principal shareholder of the Company returned and cancelled 6,100,000 shares of the Company.  Upon the forward-split of the Company’s Common Stock and on December 15, 2010, the Company had 63,356,538 common shares issued and outstanding.

On January 6, 2011, the Company changed its name to Raptor Technology Group, Inc. and entered into a Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc. In accordance with the terms of the Agreement, Raptor Technology Group, Inc. shall be the name of the surviving corporation.  The Company's common stock will continue to be quoted on the Over the Counter Bulletin Board (OTCBB) under the trading symbol RAPT.

On June 30, 2011, the parties completed the Plan of Merger and Reorganization and directed management to file any required documentation to complete the merger as of that date. All parties have undertaken to make all required share/ownership exchanges and issuances effective as of that date. All business operations of Raptor Fabrication and Equipment, Inc., a Florida Corporation continue and have become the operations of Raptor Technology Group, Inc. (the “Company”), however the separate existence of Raptor Fabrication and Technology, Inc. ceased to exist as a result of being the disappearing entity pursuant to the merger.

Business Description

Introduction

Raptor Technology Group, Inc. (Raptor) is a supplier that provides eco-friendly and green solutions to global issues.  The Company is committed to providing reliable fuel and energy alternatives by making them both dependable and economically appealing to the manufacturer as well as the consumer.  Additionally, we have a process to recover rare earth minerals from mine tailings.  This process provides an eco-friendly, economical means of recycling these mine tailings.

Raptor Technology Group, Inc. currently focuses on three core business activities:

Biofuel Refinery:
Raptor utilizes a process that can use waste-grade feedstock to produce ASTM quality biofuels without any hazardous waste byproducts.

Waste 2 Power:
Raptor has a process that is useful for converting low-grade carbon bearing sources into commercial grade energy. These sources include but are not limited to organic sludge, extremely low-grade waste animal or vegetable fats and oils, raw plant oils, wood, sawdust, cardboard etc. Raptor intends to provide new and innovative processes to aid in the conversion of the nearly thirty million tons of waste processed each year in Waste to Power facilities. In addition Raptor plans to commercialize their other processes to produce bioelectricity through biomass gasification, pyrolysis and incineration. By utilizing all the potential energy from the plants being produced and processed (e.g. milling wastes, seed husks) Raptor intends to lead the way in providing eco-friendly technologies for a better environment.

Metal Recovery:
Raptor has a recovery method that captures in excess of 60% - 70% of metals in hard rock ore deposits – three to five times the standard industry recovery rates – targeting gold, platinum, rhodium, rare earth oxides (REO’s), and similar high-value metals from relatively small or mid-sized ore deposits.

Current Operations
To date our operations have primarily been the fabrication and sale of modular Biofuel refining systems. These systems are fabricated in our facility and deliver to the designated site for use by our customers. We have not had significant operations to date in our Waste 2 Power or Metal Recovery segments.

Biofuel Refining

Raptor Technology Group Inc. began as a fabrication and equipment company focused on the biodiesel market.  Raptor is a manufacturer of modular, multi-feedstock biodiesel production facilities, specializing in modular system packages. The Company will provide a scalable commercialization platform for advanced patents pending in the fields of biofuel and bio-energy production as well as highly efficient precious metals extraction from mined ores and mine tailings.  It is Raptor’s firm belief that in order to help our planet overcome environmental threats, such as global warming, reliable fuel and energy alternatives must be developed.

Raptor Technology Group, Inc. present operations were formed in 2007 as Raptor Fabrication and Equipment, Inc. to capitalize on the biodiesel market.  Raptor is an equipment supplier that provides eco-friendly and green solutions to global issues.  The Company is committed to providing reliable fuel and energy alternatives by making them both dependable and economically appealing to the manufacturer as well as the consumer.

Raptor’s business strategy is to sell a turnkey business solution to the small businessman.  Raptor is selling a “vertically integrated” model which allows a reasonable level of control on the feedstock prices (feedstock represents over 80% of cost of goods sold for traditional producers) to facilitate entrepreneur entry to this industry.  By availing its customers to lower cost feedstock, the Raptor turnkey plant expands margins for even the smallest producers.  Raptor’s management guidance regarding site selection and other “pre-start-up” decisions, including the acquisition of feedstock, will assist in creating margins are sustainable long term.  This business model will be very attractive to entrepreneurs and investors looking for an entry point into the biodiesel market, and attractive to Raptor who also profits from these successful plants.

Modular Plant Options

Base Package:

Raptor expects its most popular Raptor unit will be the 3.6 million annual gallon batch facility.  This package is the perfect entry-level plant for the entrepreneur or investment group.  With a total price for this facility at $1,600,000, and with pure biodiesel selling for $1.50 - $2.00 per gallon (www.ag.ndsu.edu , 3/2/2011), gross profits on 3.6M gallons should exceed $5,4M in the first fiscal year.  And as Raptor continues to scale production, the underlying costs to produce these modular plants should continue to decline.  Current costs to build the 3.6 million gallon batch unit are $700,000, producing gross margins above 40% while still providing excellent value for the customer.

System Benefits:

The Raptor system is capable of multiple feedstock and conversion processes that readily accept lower grade FFA feedstocks.  This flexibility provides between 89 and 91 percent recovery of yellow grease and animal fats.  Raptor’s modularized biodiesel production system is designed to allow for the manufacture of relatively small quantities of product using high free fatty acid feedstocks (high FFA).  The production system is based on practical, hands-on operation and is designed to enable customer/producers to process the higher FFA feedstocks in a cost-effective manner.

The initial capital cost for a small biodiesel plant, and the normal conversion cost for biodiesel production, is generally more expensive as a high FFA producer than these initial costs may be for a better grade feedstock plant.  However, the inherently lower cost for this feedstock far outweighs the initial capital and ongoing operating cost factors.

Based on Raptor’s in-house operational experience, the smaller modular Raptor Biodiesel production plant processing high FFA feeds offers clients an attractive opportunity to enter the biodiesel arena in a cost effective manner.

There is a growing interest in the use of higher FFA materials as potential feedstocks for biodiesel production.  Larger facilities are not designed to handle higher FFA feedstocks, and the availability and regional characteristics of the higher FFA feeds have not been favorable to retrofit in most operations.  There was once a belief that smaller scale biodiesel plants could not be economical (regardless of feedstocks), but based on the work carried out by Raptor, and internal Raptor operational experience, this belief is simply borne out in fact.  Raptor takes into account the specific site and company criteria to conclude that smaller plants processing high FFA feeds offer an attractive opportunity for a producer to enter the biodiesel market in a cost effective manner.  Raptor designs and fabricates modularized systems for the processing of higher FFA feeds at rates considered “small” by traditional industry standards, i.e. 5 million gallons or less.  The size of the system will depend heavily on regional high FFA feedstock availability and site-specific retro-fit criteria.

Summary of prior projects:

2008:

●	1.0 million gallon facility for Summit Biodiesel in Orlando, FL
●	1.0 million gallon facility for RJ Site Development in St. Cloud, FL

2009

●	3.6 million gallon facility for Greenwave Biodiesel in Ft Lauderdale, Florida
●	1.0 million gallon facility for Coastal Biofuels in Savannah, GA
●	3.0 million gallon Advanced Reactor for Atlantic Clean Energy in Davie, FL

2010

●	Two separate 3.0 million gallon facilities expected to be operational in year 2011.

Biodiesel Market

Current national consumption of biodiesel is 550 million gallons per year.  US total diesel fuel consumption is in excess of 55 Billion gallons, per year.  The US Government has set an annual biodiesel production goal of 1 Billion gallons by 2022. (Report By: GlobalData, Published: May-2010  Report Code: GDAE0085VPT)

Biodiesel production and consumption in the United States has increased significantly since the year 2000.  Thirty new plants were built, and commercial production in 2009 was approximately 550 million gallons.  Increasing examples of biodiesel acceptance show that the fuel is moving out of its niche as an experimental fuel and into the mainstream market, including major car manufacturers and trucking companies now approving the use of biodiesel blends in their diesel vehicles.  These changes are paving the way for increased consumer confidence in their engines’ ability to utilize biodiesel, and the use of biodiesel overall.  On the quality fuel side of the equation, standards have been set for biodiesel by the American Society for Testing and Materials (ASTM) that will standardize production and further improve consumer confidence in the product.

Sysco, the largest private trucking firm in the USA, is fueling its trucks with 5% biodiesel.  Minnesota and Washington States have mandated that all diesel fuel sold in the state will be at least a 2% biodiesel mixture. The City of San Francisco uses a 20% mixture in its entire fleet. On the engine manufacturer side, the Chrysler Group announced it will honor its warranty for 5% mixture in its diesel Liberty and Cherokees. These vehicles roll off the line with a biodiesel blend in their tanks. Volkswagen has authorized the use of 5% biodiesel in all its cars. New Holland has signed off of a 20% blend in any of its engines. The consortium of US engine manufacturers (OEM) is currently testing the viability of a 20% blend in their diesel vehicles. This is paving the way for increased consumer confidence in their engines’ ability to utilize biodiesel. On the fuel side of the equation, standards have been set for biodiesel by the American Society for Testing and Materials (ASTM). Any fuel sold for highway use must comply with these standards for EPA and DOT 6 approval.

Competition
We compete directly with other system manufacturers such as Pacific Biodiesel, Inc. who provides and manages biodiesel plants in Hawaii, Oregon and Texas. Our direct competitors may have significantly higher capital resources than we do.

We also compete indirectly with various forms of alternative fuel production and alternative energy generation.

Other Matters

Employees
Raptor currently has a total of seven officers and employees including its corporate management, sales and operational employees at our fabrication facility.

Research and Development
Raptor has not incurred significant expense for research and development activities, Research and development activities have been conducted independently by our principal executives.

Regulation
Raptor operations are subject to various government controls and regulation at the federal, state and local levels related to our fabrication operations in our production facility. These regulations are typical to worker health and safety and proper handling of any potentially hazardous materials used at the facility.

Intellectual Property
None.

Dependence on one or a few major customers

The typical orders are large equipment purchases and are not commonly recurring with a single customer.

During 2010, three customers had billings in excess of 10% of the Company’s total billings.  Total billings from these customers for 2010 were $3,340,000, or 94% of total billings.  Receivable balances from these customers totaled $2,005,116 or 100% of total accounts receivable at December 31, 2010.

During 2009, four customers had revenues in excess of 10% of the Company’s total revenue.  Total revenue from these customers for the year was $2,004,946, or 95% of total revenue.  There were no receivable balances from these customers at December 31, 2009.

Financial Information

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Raptor Technology Group, Inc. has completed Merger with Raptor Fabrication and Equipment, Inc., a Florida Corporation.  Having completed the Plan of Merger and Reorganization and the change of control, Raptor Fabrication and Equipment, Inc. has become the accounting acquirer on a going forward basis. The following discussion relates to the current operations and financial statements of Raptor Fabrication and Equipment, Inc. as a result of the merger transaction.

Forward-Looking Statements

This current report may contain both historical facts and forward-looking statements.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of our report.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and predictions.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described below:

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances.  Actual results could differ from those estimates.

Cash and Cash Equivalents
For purposes of the statement of cash flows, we consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition
The Company utilizes the completed contract method of accounting for revenue recognition. The Company recognizes revenue on the completion of the scope of work required under its contracts, which is when the Company considers amounts to be earned (evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured). Accordingly, monies received or invoices sent for services for which contracts have not been completed have been recorded as deferred revenue. Direct costs, including but not limited to payroll, fuel, equipment rental, transportation expense and strapping costs for contracts which have not been completed are also deferred until the related revenue recognition process is complete.  Deferred revenue and related contract costs are netted on a per-job basis.  Any anticipated contract losses are accrued.  No such accruals are present as of December 31, 2010 and 2009.

Accounts Receivable, Uncollectible Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are generated from billing on contracts.  We carry our accounts receivable at cost less an allowance for doubtful accounts.  The allowance for doubtful accounts is based on our prior experience of collections and existing economic conditions.  As of December 31, 2010 and 2009, no amounts were reserved as uncollectible.

Inventory
Inventory consists of parts and equipment used in its facilities and equipment fabrication business and are stated at the lower of cost or market using the first-in, first-out (FIFO) cost method of accounting. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet dates or to management's estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and Equipment
Property and equipment are stated at cost.  We provide for depreciation of property and equipment using the straight-line method over their estimated useful lives.  Expenditures for additions, major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Impairment of Long-Lived Assets
The carrying values of long-lived assets, which include property and equipment, are evaluated periodically for impairment.  Impairment losses are recognized when indicators of impairment are present and discounted cash flow estimated to be generated by long-lived assets is less than the carrying amount of such assets.  The amount of impairment loss, if any, is determined by comparing the amount of long-lived assets to its estimated fair value.  No impairment losses have been recognized for the year ended December 31, 2010 and 2009.

Federal Income Taxes
The Company has elected to be taxed as an S Corporation under existing Internal Revenue Service regulations, whereby its income is passed to its shareholder.  Therefore, no provision for income taxes has been made in the accompanying financial statements, except the ‘pro forma’ calculation on the Statement of Operations which show what income tax expense (benefit) would be if the income were taxed at the current federal and state rates.  In addition, management has evaluated significant tax positions against the criteria established by professional standards and believes there are no such uncertain tax positions requiring accounting recognition in the financial statements.

Basic and Diluted Loss Per Share
Basic earnings or loss per share (EPS) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income/loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.

Potentially dilutive securities were excluded from the calculation of diluted loss per share, because their effect would be anti-dilutive.

Financial Instruments
The Carrying amount of our financial instruments, consisting of cash equivalents, accounts receivable, accounts and notes payable, short-term borrowings and certain other liabilities, approximate their fair value due to their relatively short maturities.  The carrying amount of our long-term debt approximates fair value since the stated rate of interest approximates a market rate of interest.

Recent Accounting Pronouncements
Raptor does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Financial Condition and Results of Operations

Year ended December 31, 2010 compared to year ended December 31, 2009

Revenue and Related Costs

We account for our revenue under the completed-contracts-method. Under this method, revenue is recognized when customer contracts are completed and title of the respective product transfers to customer.  In 2010, we had contracts from four customers that were in process at the end of the year. We did not complete any contracts in 2010 and therefore we did not recognize any revenue in that year. In 2010, we billed $3,536,399 of which we collected $1,531,283 on the four contracts in progress. The $3,536,399 is being deferred and will be credited to revenue as each of the four contracts is completed. The balance of $2,005,116 is reflected on our 2010 balance sheet as accounts receivable. We expect to complete these four contracts in 2011 and collect the balances due to us. In 2010, we earned an additional $83,665 from the sale of grease and various other products.

The costs associated with these four contacts at the end of 2010 amounted to $1,213,260 and are being deferred until the contracts are completed. Once completed, the costs will charged to operations as cost of revenues.  The $1,213,260 is currently being netted against the above indicated deferred revenue of $3,536,399 and the difference of $2,323,139 is reflected in the liability section of our 2010 balance sheet as billings in excess of cost.

In 2009, we completed three customer contracts totaling $2,106,902 which was recognized as revenue. Of this revenue approximately $ 578,575 was from the sale of biodiesel plants, $1,515,781 was from a special project and other $12,546 came from the sale of inventory. Costs associated with these contracts amounted to $686,772 and were charged to cost of revenue. In addition, we had two other contracts in progress at December 31, 2009 on which we billed $950,000 and collected $637,454. The $950,000 is being deferred and will be credit to income as the respective contracts are completed. The balance of $312,546 is reflected on our 2009 balance sheet as accounts receivable. In 2009, we earned an additional $196,067 from the sale of grease and various other products.

The costs associated with these contracts of $73,703 and are being deferred until the contracts are completed when these costs will be charged to operations as costs of revenues. The $73,703 is currently being netted against the above indicated deferred revenue of 950,000 and the difference of $876,297 is reflected in the liability section of our 2009 balance sheet as billings in excess of cost.

Operating Expenses

A schedule of comparing our operating expenses in 2010 compared to 2009 is as follows:

			Increase
			(decrease)
	2010	2009	2010 v 2009
Operating expenses
Accounting and Legal	$146,399	$94,147	$52,252
Advertising	4,900	4,876	24
Commissions	2,500	17,509	(15,009)
Depreciation	6,438	7,461	(1,023)
Insurance expenses	91,044	84,593	6,451
Office expense	37,112	64,755	(27,643)
Payroll	127,311	74,034	53,277
Rent	341,102	120,159	220,943
Travel	39,804	59,439	(19,635)
Utilities	27,909	56,868	(28,959)
Other expenses	200,290	389,865	(189,575)

Total operating expenses	$1,024,809	$973,706	$51,103

The increase in accounting and legal expense in 2010 as compared to 2009 was due to fees incurred in the preparation and audit of our 2010 and 2009 financial statements. Rent expense increased in 2010 over 2009 as we moved our operations in 2010 to larger facilities. Other expenses in 2010 as compared to 2009 were lower as we capitalized a larger share of our overhead in 2010 due to the larger number of construction contracts in progress in 2010 as compared to 2009.

Liquidity and Capital Resources

Liquidity
The Company’s shortage of cash is a direct result of the time between when it incurs and pays costs relating to customer contracts and when customers make payments. Through its merger with Raptor Technologies, Inc., the Company believes that it will be able to find sufficient funds through offerings of its equity or debt to be utilized during the shortfall between these two periods.  During 2010, the Company borrowed $500,000 which was fully utilized in funding its operations.

Excluding billing in excess of costs from the computation, our working capital at December 31, 2010, was $1,960,318 as compared to $1,375,566 at December 31, 2009.

Raptor has funded operations to date from owner financing. Although management is actively seeking third-party funding, it believes that sufficient owner financing is available to fund operations for the next twelve months.

Cash Flow
During the year ended December 31, 2010 cash used in operating activities totaled $952,049; cash used in investing activities totaled $11,600, for purchase of equipment; and cash provided by financing activities of $943,824 was derived from net borrowings from related parties of $737,620 and $226,293 from other third parties less $20,089 in principal debt repayments.

During the year ended December 31, 2009 cash provided by operating activities totaled $273,365; cash used in investing activities totaled $137,614, for purchase of equipment; and cash used in financing activities of $133,537 include net repayments to related parties of $125,929 and $7,608 in principal debt repayments.

For the three months ended March 31, 2011 compared to the three months ended March 31, 2010

Revenue and related costs

During the three months ended March 31, 2011 and 2010, there were no completed customer contracts and no revenue or related costs were recognized. In 2011, we billed and received $305,000 as a deposit on a new contract which was included in billings in excess of costs as reflected on our liability section of our 2011 balance sheet. Construction costs incurred in 2011 that are also included in costs in excess of billings amounted to $258,120. We did not receive any payments in 2011 from customer contracts still in process. In 2011, we earned an additional $20,223 from the sale of grease and various other products.

In 2010, we billed $2,280,116 is included in billings in excess of costs as reflected on our liability section of our 2010 balance sheet. During the three month period ended March 31, 2010, we received $275,000 in customer deposits.  Construction costs incurred during the three month period ended March 31, 2010, amounted to $507,351 and is also included in costs in excess of billings. In 2010, we earned an additional $23,454 from the sale of grease and various other products.

Operating Expenses

A schedule comparing our operating expenses in 2011 compared to 2010 is as follows:

			Increase
			(decrease)
	2011	2010	2011 v 2010
Operating expenses
Professional services	$37,555	$18,825	$18,730
Payroll	27,866	49,383	(21,517)
Rent	63,534	46,004	17,530
Other expenses	138,237	125,961	12,276

	$267,192	$240,173	$27,019

Liquidity and Capital Resources

Cash Flow
During the three months ended March 31, 2011 cash used in operating activities totaled $11,135. We did not use or receive any cash from in investing activities. Cash provided by financing activities totaled $13,014 and was derived from $67,500 in borrowings from unrelated third parties less $37,702 in principal debt repayments and $16,784 in distributions to shareholders.

During the three months ended March 31, 2010 cash provided by operating activities totaled $56,235; cash used in investing activities totaled $21,155, for the purchase of equipment; and cash used in financing activities of $38,520 which includes $1,322 in principal debt repayments and $37,198 in shareholder distributions.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements or financing activities with special purpose entities.

Properties

We own no properties related to our operations.

In August 2010, Raptor entered into a five-year commercial lease of a building located at 7064 Sampey Road Groveland Florida 34736, requiring base monthly payments of $18,088. Each anniversary the base rent increases by 1%. The facility comprises office space, warehouse and shares equipment yard space in a multi-tenant complex.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The following table sets forth, as of June 30, 2011; the beneficial ownership of Raptor Technology Group, Inc. common stock by each person known to the company to beneficially own more than five percent (5%) of the company’s common stock, including options, outstanding as of such date and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly:

Common Stock

	Amount and Nature		Percentage (1)
Name and Address of Beneficial Owner	of Beneficial Ownership	Acquirable	of Class
Tom Gleason (2)	21,000,000	0	30.0
CEO and Director

Dwayne Dundore (2)	21,000,000	0	30.0
CTO

Officers and Directors as a Group	42,000,000	0	60.0

Total	42,000,000	0	60.0

Notes:
(1) Each beneficial owner’s percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after June 17, 2011.

(2) These Holders are former holders in Raptor Fabrication and Equipment, Inc. and their positions resulted from the share exchange resulting from the Merger agreement closed on June 20, 2010. The Business address for these holders is 7064 Sampey Road Groveland Florida 34736.

Total shares outstanding as of June 30, 2011 was 70,026,538 held by approximately 31 shareholders of record and an undetermined number of holders in street name.

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through means including the exercise of any option, warrant or conversion of a security.

Equity Compensation Plan Information

We currently have no Equity Compensation plans in place.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

No options, warrants or other convertible securities have been issued to any officer, directors, or others at this time.

Directors, Executive Officers

Director and Executive Officer Summary

The following table sets forth the names, ages, and principal offices and positions of our current directors, executive officers, and persons we consider to be significant employees.  The Board of Directors elects our executive officers annually.  Our directors serve one-year terms or until their successors are elected, qualified and accept their positions.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There are no family relationships or understandings between any of the directors and executive officers.  In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Officer	Age	Position

Tom Gleason	54	Chief Executive Officer, President and Chairman

Dwayne Dundore	51	Chief Technology Officer

Executive Officer and Director Bios

Director & CEO/President- Tom Gleason- Age 54
Effective April 27, 2011, the Board of Directors of Raptor Technology Group, Inc. appointed Tom Gleason to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Gleason will serve on the board until the next annual shareholders meeting.

Mr. Gleason’s is the Founder/President of Raptor Fabrication and Equipment, Inc. the  Florida company of which we completed a merger. Mr. Gleason was the Project Manager throughout 2009 working through Raptor Fabrication & Equipment for algae to jet fuel project for Science Applications International Corporation, Defense Advanced Research Projects Agency and the Department of Defense, and the algae to Jet Fuel and biodiesel fuel project for the Department of Energy. Mr. Gleason has hands on experience manufacturing an automated, continuous biodiesel production system. In addition, Mr. Gleason has developed a simple but effective system for producing biodiesel in small quantities.

Education
University of Maryland - B.S. Business 1980

Employment History
Raptor Fabrication & Equipment 2007 – 2011
Founder/President

Chief Technology Officer – Dr. Dwayne Dundore
Dr. Dundore is the Chief Technology Officer for Raptor Technology Group.  Dwayne is responsible for all aspects of technology at the firm from concept through system development.  Dr. Dundore has several patented processes and equipment on topics ranging from Photo Catalytic Oxidation (PCO), Biodiesel components, Water Treatment and solar applications.  Dr. Dundore also won the State of Florida’s William C. Schwartz 2007 Industrial Innovation Award for his Brown Grease from Sewage conversion to B100 Biodiesel.

Education
School of Gateway – PhD. Electrical Engineering 1992

Employment History
Raptor Fabrication & Equipment 2007 – 2011
Chief Technical Officer

Legal and Disciplinary History
No officer, director or control person of the Company has been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

2.
The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

3.
A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

4.
The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Executive Compensation

SUMMARY COMPENSATION TABLE

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Tom Gleason (1)	2010	0	0	0	0	0	0	0	0
CEO and Director	2009
(April 27, 2011)

Dwayne Dundore (2)	2010	0	0	0	0	0	0	0	0
CTO	2009
(June 30, 2011)

Director Compensation

		Fees Earned				Nonqualified
		Or			Non-Equity	Deferred
		Paid In	Stock	Option	Incentive Plan	Compensation	All Other
		Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)

Tom Gleason (1)	2010	0	0	0	0	0	0	0
(April 27, 2011)	2009

Notes:

(1)
Effective April 27, 2011, Raptor Technology Group, Inc. accepted the resignation of Zoltan Nagy as sole Officer and Director and made the appointment of Tom Gleason as Sole Officer and Director and will act as Principal Executive Officer and Principal Financial Officer.

(2)	Effective June 30, 2011, Dwayne Dundore was appointed Chief Technology Officer for Raptor Technology Group, Inc.

As of March 31, 2011, Raptor Technology Group, Inc. had no group life, health, hospitalization, medical reimbursement or relocation plans in effect.

We had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us and have therefore eliminated a column specified by Item 402 (c)(2) titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)” in the above Summary Compensation Table

No family relationships exist among any directors, executive officers, or persons nominated or chosen to become directors or executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Compensation of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings.

We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2010 or December 31, 2009.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.  No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Agreements

No formal employment agreements are currently in place. The terms and scope of employment for executives continuing service post merger are being reviewed and new agreements are expected to be put in place.

We may also pay bonuses to our named executive officers and other employees at the discretion of the board of directors.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Board Meetings and Committees

Our board of directors is currently comprised of one individual.  Decisions of the Board of Directors were generally taken by written resolutions.

Certain Relationships and Related Transactions, and Director Independence

As of the date of this Current Report, other than as disclosed below, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us.

In late 2010, Raptor borrowed $500,000 from Spencer Douglass under a Secured Convertible Note. The convertible note, with fees of $100,000, totaling of $600,000 is due payable in full on demand at the option of Mr. Douglass on the earlier of (i) that date which is six months from the date of full funding or (ii) two business days after Raptor receives funding in a proposed PIPE offering for a minimum of $1,000,000.  As of April 11, 2011, there has been no funding.  Subsequent to any reverse acquisition of a public company by Raptor, the Convertible Note may be converted at the option of the holder into common stock of Raptor as the combined entities at the lower of (i) a discount of 20% from the average weighted average closing price of the Raptor common stock for the 30 trading days Immediately preceding such conversion, or (ii) $0.50 per share.  The Convertible Note shall be automatically converted into Raptor common stock at the rate set forth above in the event the weighted average closing price of the Raptor common stock shall equal or exceed $1.00 for ten consecutive trading days.

On May 27, 2011, the Company purchased equipment in exchange for issuing 1,000,000 shares of its common stock. The equipment was valued at the estimated value of the issued common shares of $190,000. The Company’s president was a former manager of the Seller.

Director Independence
Our directors are not "independent," as defined by SEC rules adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002.  Although our stock is not listed for trading on the Nasdaq Stock Market at this time, we are required to determine the independence of our directors by reference to the rules of a national securities exchange or of a national securities association (such as the Nasdaq Stock Market).  In accordance with these requirements, we have determined that Tom Gleason is not an "independent director," as determined in accordance with Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.

Legal Proceedings

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties.  As of the date of this report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings.  We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims, other than those disclosed above, are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Market of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted in United States markets on the over the counter bulletin board under the symbol “RAPT.OB.”  There is no assurance that the common stock will continue to be quoted or that any liquidity exists for our shareholders. We were initially quoted beginning December 24, 2009 under the symbol “GIDD.OB” no volume of trading was reported until January 10, 2011.

The market for our common stock is limited, and can be volatile.  The following table sets forth the high and low prices relating to our common stock on a quarterly basis for the periods indicated as quoted by the over the counter bulletin board stock market. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High	Low

March 31, 2011**	$0.899	$0.15
December 31, 2010 *	$2.11	$0.042
September 30, 2010 *	$0.042	$0.042
June 30, 2010 *	$0.042	$0.042
March 31, 2010 *	$0.042	$0.042
December 31, 2009 *	$0.042	$0.042

*Quoted but no trading occurred during this period
**Beginning January 10, 2010 when first volume was reported.

We have 100,000,000 shares of preferred stock authorized at par value of $0.0001 per share and none issued. We have 100,000,000 shares of common stock authorized at par value of $0.0001 per share.  All shares of stock are non-assessable and non-cumulative, with no pre-emptive rights.

On December 15, 2010, prior to forward-split of the Company’s common stocks, the Company’s principal shareholder returned and cancelled 6,100,000 common shares with a total of 3,016,978 common shares issued and outstanding. Subsequent to the return and cancellation of 6,100,000 common shares of the Company, the Company effected a forward-split of its common stock on the basis of twenty-one new Shares of Common Stock for each one Share of Common Stock issued and outstanding on December 15, 2010 which resulting a total 63,356,538 common shares issued and outstanding upon the forward split.

As of the date of this Current Report on  Form 8-K and giving effect to the Plan of Merger and Reorganization, we had 70,026,538 shares issued and outstanding; we had 31 shareholders of record of certificates in physical form, which does not include shareholders whose 16,596,800 shares are held in street or nominee names.

Penny Stock Regulations
Our common stock is quoted in United States markets by the Pink Sheets under the symbol “RAPT.OB.”  The sale price of our common stock has been reported below $5.00 per share in the recent past.  As such, the Company's common stock may be subject to provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock rule.”

Section 15(g) sets forth certain requirements for transactions in penny stocks, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  As long as the Company's common stock is deemed to be a penny stock, trading in the shares will be subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors.

Dividends
The Company has not issued any dividends on the common stock to date, and does not intend to issue any dividends on the common stock in the near future.  We currently intend to use all profits to further the growth and development of the Company.

Recent Sales of Unregistered Securities

The following represent all sales of unregistered securities in the last two full fiscal years and the subsequent interim period up to the date hereof:

Securities Issued in Connection with the Merger

On June 30, 2011, the Company pursuant to the Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc. we issued 48,670,000 common shares to total of seventeen individuals and entities representing 100% of the issued and outstanding shares of Raptor Fabrication and Equipment, Inc. Two individuals Tom Gleason and Dwayne Dundore received 21,000,000 each pursuant to the exchange and cancellation. Concurrent with the issuance pursuant to the Plan of Merger and Reorganization the cancellation of the 42,000,000 Common Shares held by Zoltan Nagy was given effect.

This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution.  These shares are restricted securities and include an appropriate restrictive legend

There were no sales of unregistered securities during the interim period beginning January 1, 2011 and ending June 30, 2011.

There were no sales of unregistered securities during the fiscal years ended December 31, 2010 and December 31, 2009.

Description of the Registrant’s Securities

The following sets forth the material terms of the Company’s securities.  However, a more detailed description of our securities is contained in the Company’s Articles of Incorporation.

Common Stock

We have 100,000,000 shares of common stock authorized at par value of $0.0001 per share.

On December 15, 2010, prior to forward-split of the Company’s common stocks, the Company’s principal shareholder returned and cancelled 6,100,000 common shares with a total of 3,016,978 common shares issued and outstanding. Subsequent to the return and cancellation of 6,100,000 common shares of the Company, the Company effected a forward-split of its common stock on the basis of twenty-one new Shares of Common Stock for each one Share of Common Stock issued and outstanding on December 15, 2010 which resulting a total 63,356,538 common shares issued and outstanding upon the forward split.

As of the date of this Current Report on  Form 8-K and giving effect to the Plan of Merger and Reorganization, we had 70,026,538 shares issued and outstanding; we had 31 shareholders of record of certificates in physical form, which does not include shareholders whose 16,596,800 shares are held in street or nominee names.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor.  In the event of a liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding stock.

Holders of our common stock have no preemptive rights to purchase common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock
We have 100,000,000 shares of preferred stock authorized at no par value per share and none issued.  All shares of stock are non-assessable and non-cumulative, with no pre-emptive rights.

Warrants
There are currently no outstanding options or warrants to purchase shares of Company common stock.  There are no restrictions on the issuance of either options or warrants.

Dividend Policy

Holders of the Company’s common stock will be entitled to receive cash dividends when declared by the Board of Directors of the Company, out of funds legally available for payment thereof.  However, if dividends are not declared by the Board of Directors, no dividends shall be paid.  Under Nevada Revised Statutes § 78.228(2), a corporation is prohibited from paying dividends if the Company, as a result of paying such dividends, would not be able to pay its debts as they come due, or if the Company's total liabilities and preferences to preferred shareholders if any exceed total assets.  Any payment of cash dividends of the Common Stock in the future will be dependent upon the Company's financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors the Board of Directors deems relevant.

It is not anticipated that any cash dividends will be paid in the foreseeable future.  While the Company’s dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of the Company’s business.  Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase the Shares offered.

Indemnification of Directors and Officers

Nevada Revised Statutes (“NRS”) § 78.7502  provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of our company may and, in certain cases, must be indemnified by our company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by him as a result of such action; and in the case of a derivative action, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred, if in either type of action he either (1) Is not liable for a breach of his fiduciary duties to the Company pursuant to NRS 78.138, or (2) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company and in, with respect to any criminal, had reasonable cause to believe his conduct was lawful.  This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to our company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any director or officer.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of State Law or our Articles of Incorporation or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure during the prior two fiscal years and any subsequent interim periods.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.01.  Changes in Registrant’s Certifying Accountant.

On June 30, 2011, Change Lee LLP (“Chang Lee”) resigned as the Company’s independent registered public accounting firm as Chang Lee was merged with MNP LLP (“MNP”). Most of the professional staff of Chang Lee continued with MNP either as employees or partners of MNP and will continue their practice with MNP.

On June 30, 2011, the Company, through and with the approval of its Board of Director, engaged MNP as its independent registered public accounting firm.

Prior to engaging MNP, the Company did not consult with MNP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by MNP on the Company’s financial statements, and MNP did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The reports of Chang Lee regarding the Company’s financial statements for the fiscal years ended August 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended August 31, 2010 and 2009, and during the period from August 31, 2010 to June 30, 2011, the date of resignation, there were no disagreements with Chang Lee on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chang Lee would have caused it to make reference to such disagreement in its reports.

The Company provided Chang Lee with a copy of this report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Chang Lee furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether is agrees with above statements and, if it does not agree, the respects in which it does not agree.

Section 5 – Corporate Governance and Management
Item 5.01.  Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Raptor Technology Group, Inc. has completed the Merger with Raptor Fabrication and Equipment, Inc., a Florida Corporation.  Having completed the Plan of Merger and Reorganization and the change of control, the Raptor Fabrication and Equipment, Inc. has become the accounting acquirer on a going forward basis.

As a result the Board of directors determined that it would be in the best interest of the Registrant to adopt the fiscal year of the accounting acquirer which is December 31. Therefore, as of June 30, 2011 our fiscal year end became December 31.

We will file our periodic report for the three month period ended May 31, 2011 on Form 10-Q as this period was completed prior to the adoption of the new fiscal year.

We will file our periodic report for the new three month period ended June 30, 2011 on Form 10-Q.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits

Raptor Technology Group, Inc. includes by reference the following exhibits:

3.1	Articles of Incorporation, exhibit 3.1 filed with the registrant’s Registration Statement on Form SB -2, as amended; filed with the Securities and Exchange Commission on December 14, 2007.

3.2	Bylaws, filed as exhibit 3.2 with the registrant’s Registration Statement on Form SB-2, as amended; filed with the Securities and Exchange Commission on December 14, 2007

3.3	Amended Articles of Incorporation – changing name to Raptor Technology Group, Inc.; filed April 22, 2011 on Form 10-Q as exhibit 3.3

10.1
Plan of Merger and Reorganization with Raptor Fabrication and Equipment, Inc. entered into on January 6, 2011, amended, restated and replaced in its entirety, April 21, 2011;  filed with the Registrant’s Current Report on Form 10-Q, April 22, 2011 on Form 10-Q as Exhibit 10.1

Raptor Technology Group, Inc. includes herewith the following exhibits:

10.2	Agreement – Letter of Intent – for funding, Between Raptor Fabrication and Equipment, Inc. and Spencer G. Douglass, dated October 15, 2010 as amended.

10.3	Promissory Note – Between Raptor Fabrication and Equipment, Inc. and Epoch Capital Group, dated November 3, 2010.

10.4	Agreement – Equipment Order – Between Raptor Fabrication and Equipment, Inc. and Greenwave Bio Diesel, LLC, dated August 25, 2009.

10.5	Agreement – Equipment Order – Between Raptor Fabrication and Equipment, Inc. and Costal Biofuels, dated March 15, 2010.

10.6	Agreement – Equipment Order – Between Raptor Fabrication and Equipment, Inc. and Epoch Capital Group, dated November 12, 2009.

10.7	Agreement – Letter of Intent– For Metals Recovery, Between Raptor Fabrication and Equipment, Inc. and Eco Ventures Group, dated October 29, 2010.

10.8	Agreement – Letter of Intent– For BioFuels, Between Raptor Fabrication and Equipment, Inc. and Eco Ventures Group, dated October 29, 2010.

10.9	Agreement – Equipment Purchase Agreement– Between Raptor Fabrication and Equipment, Inc. and American Grease Systems, LLC, dated May 27, 2011 as amended.

16.1	Letter Re: Change in Certifying Accountant.

23.1	Consent of Experts and Counsel

Raptor Technology Group, Inc. includes herein the following financial statements:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Raptor Fabrication & Equipment, Inc.
Groveland, Florida

We have audited the accompanying balance sheets of Raptor Fabrication & Equipment, Inc. (“the Company”) as of December 31, 2010 and 2009, and the statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
April 27, 2011

Raptor Fabrication & Equipment Inc.
Balance Sheet
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets
Cash	$1,893	$21,718
Accounts receivable	2,005,116	312,546
Inventory	704,012	1,098,762
Other assets	-	11,323

Total Current Assets	2,711,021	1,444,349

Property and equipment - net of accumulated depreciation	414,926	475,339

Other assets
Security deposit	21,000	-

Total Assets	$3,146,947	$1,919,688

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$57,593	$52,230
Billings in excess of costs	2,323,139	876,297
Notes payable - related party, net of discount	538,462	-
Current portion of long-term debt	154,648	16,553

Total Current Liabilities	3,073,842	945,080

Long-term debt, net of current portion	101,720	33,611

Total Liabilities	3,175,562	978,691

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.01 par, 2,000 shares
authorized, issued & outstanding	20	20
Additional paid-in capital	545,560	307,940
Retained earnings (deficit)	(574,195)	633,037

Total stockholders' equity (deficit)	(28,615)	940,997

Total Liabilities and Stockholders' Equity (Deficit)	$3,146,947	$1,919,688

Raptor Fabrication & Equipment Inc.
Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009

Revenues	$-	$2,106,902

Cost of Revenue	-	686,772

Gross Profit	-	1,420,130

Operating expenses
Accounting and Legal	146,399	94,147
Advertising	4,900	4,876
Commissions	2,500	17,509
Depreciation	6,438	7,461
Insurance expenses	91,044	84,593
Office expense	37,112	64,755
Payroll	127,311	74,034
Rent	341,102	120,159
Travel	39,804	59,439
Utilities	27,909	56,868
Other expenses	200,290	389,865

Total operating expenses	1,024,809	973,706

Net income (loss) from operations	(1,024,809)	446,424

Other income (expenses)
Other income	83,665	196,067
Loss on settlement	(226,293)	-
Interest expense	(39,821)	(15,193)
Interest income	26	272

Total other income (expenses)	(182,423)	181,146

Net Income (loss)	$(1,207,232)	$627,570

Pro forma information *
Pro forma Income tax (expense) benefit	235,733	(235,733)

Pro forma net income (loss) after income taxes	$(971,499)	$391,837

Pro forma net income (loss) per share - basic and diluted	$(486)	$196

WEIGHTED AVERAGE SHARES OUTSTANDING –
Basic and diluted	2,000	2,000

* Raptor is a S corporation for these years and has no income tax expense.  These statements have added a pro forma expense to show the changes as if such an income tax were payable at the corporate level.

Raptor Fabrication & Equipment Inc.
Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	2010	2009

Cash Flows from Operating Activities:
Net income (loss)	$(1,207,232)	$627,570
Adjustments to Reconcile Net Income to Cash
Provided by (Used in) Operating Activities:
Depreciation	72,013	48,040
Amortization of discount on note payable	38,462	-
Changes in:
Accounts receivable	(1,692,570)	(213,446)
Inventory	394,750	(1,098,762)
Construction in progress	1,446,842	876,297
Other assets	(9,677)	(11,323)
Accounts payable and accrued expenses	5,363	44,989
Net cash provided by (used in) operating activities	(952,049)	273,365

Cash Flows From Investing Activities:
Purchase of Property and Equipment	(11,600)	(137,614)
Net cash provided by (used in) investing activities	(11,600)	(11,600)

Cash Flows From Financing Activities:
Shareholder contributions	332,882	36,374
Shareholder distributions	(95,262)	(162,303)
Borrowing on debt	226,293	-
Borrowing on debt - related parties	500,000	-
Repayment on debt	(20,089)	(7,608)
Net cash provided by (used in) financing activities	943,824	(133,537)

Net increase (decrease) in cash
and cash equivalents:	(19,825)	2,214
Cash and cash equivalents - beginning	21,718	19,504

Cash and cash equivalents - ending	$1,893	$21,718

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing transactions:
Purchase of fixed assets with notes	$-	$54,690

Raptor Fabrication & Equipment Inc.
Consolidated Statement of Changes in Stockholders' Equity
Years Ended December 31, 2009 and 2010

	Common Stock		Additional	Retained
	Shares	Par Value	Paid-In Capital	Earnings (Deficit)	Total

Balance December 31, 2008	2,000	$20	$433,869	$5,467	$439,356

Contributions	-	-	36,374	-	36,374

Distributions	-	-	(162,303)	-	(92,618)

Net income	-	-	-	627,570	627,570

Balance December 31, 2009	2,000	20	307,940	633,037	940,997

Contributions	-	-	332,882	-	332,882

Distributions	-	-	(95,262)	-	(95,262)

Net loss	-	-	-	(1,207,232)	(1,207,232)

Balance December 31, 2010	2,000	$20	$545,560	$(574,195)	$(28,615)

RAPTOR FABRICATION & EQUIPMENT INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 AND 2009

Note 1 – Organization and Summary of Significant Accounting Policies

Raptor Fabrication & Equipment Inc. (Raptor) was incorporated in Florida on February 6, 2008.  Raptor manufactures multi-feedstock biodiesel production facilities, specializing in modular system packages. Raptor provides a scalable commercialization platform for advanced patents in the fields of biofuel and bio-energy production, as well as highly efficient precious metal extraction from mined ores and mine tailings.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the completed contract method of accounting for revenue recognition. The Company recognizes revenue on the completion of the scope of work required under its contracts, which is when the Company considers amounts to be earned (evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured). Accordingly, monies received or invoices sent for services for which contracts have not been completed have been recorded as deferred revenue. Direct costs, including but not limited to payroll, fuel, equipment rental, transportation expense and strapping costs for contracts which have not been completed are also deferred until the related revenue recognition process is complete.  Deferred revenue and related contract costs are netted on a per-job basis.  Any anticipated contract losses are accrued.  No such accruals are present as of December 31, 2010 and 2009.

Accounts Receivable, Uncollectible Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generated from billing on contracts.  We carry our accounts receivable at cost less an allowance for doubtful accounts.  The allowance for doubtful accounts is based on our prior experience of collections and existing economic conditions.  As of December 31, 2010 and 2009, no amounts were reserved as uncollectible.

Inventory

Inventory consists of parts and equipment used in its facilities and equipment fabrication business and is stated at the lower of cost or market using the first-in, first-out (FIFO) cost method of accounting. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet dates or to management's estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and Equipment

Property and equipment are stated at cost.  We provide for depreciation of property and equipment using the straight-line method over their estimated useful lives.  Expenditures for additions, major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Impairment of Long-Lived Assets

The carrying values of long-lived assets, which include property and equipment, are evaluated periodically for impairment.  Impairment losses are recognized when indicators of impairment are present and discounted cash flow estimated to be generated by long-lived assets is less than the carrying amount of such assets.  The amount of impairment loss, if any, is determined by comparing the amount of long-lived assets to its estimated fair value.  No impairment losses have been recognized for the year ended December 31, 2010 and 2009.

Federal Income Taxes

The Company has elected to be taxed as an S Corporation under existing Internal Revenue Service regulations, whereby its income is passed to its shareholder. Therefore, no provision for income taxes has been made in the accompanying financial statements, however, the accompanying statement of operations includes a ‘pro forma’ provision for income tax expense (benefit) on net operating income (loss) using applicable current federal and state rates as if the Company was taxed as a closely held corporation. In addition, management has evaluated significant tax positions against the criteria established by professional standards and believes there are no such uncertain tax positions requiring accounting recognition in the financial statements.

Basic and Diluted Loss Per Share

Basic earnings or loss per share (EPS) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income/loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. As of December 31, 2010 and 2010, the Company did not have any potentially dilutive securities.

Earnings (loss) per weighted average number of common shares outstanding as reflected in the accompanying statement of operations is calculated on the Company’s net income (loss) net of its pro forma provision for income tax expense (benefit).

Financial Instruments

The Carrying amount of our financial instruments, consisting of cash equivalents, accounts receivable, accounts and notes payable, short-term borrowings and certain other liabilities, approximate their fair value due to their relatively short maturities.  The carrying amount of our long-term debt approximates fair value since the stated rate of interest approximates a market rate of interest.

Recent Accounting Pronouncements

Raptor does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 2 – Liquidity

Raptor substantially completed three jobs in 2010 for which $2,005,116 has been billed and shown as accounts receivable as of December 31, 2010.  None of these amounts are due per their contract terms until testing has been completed, which had not occurred as of April 27, 2011.  Because Raptor does not yet have a long history of completing projects and being paid on a predictable timetable, revenues on these jobs will not be recognized until payments are received.  Payments are anticipated to be received during the second quarter of 2011.  Raptor has funded operations to date from owner financing.  Although management is actively seeking third-party funding, it believes that sufficient owner financing is available to fund operations through 2011.

Note 3 – Property and Equipment

Major classes of property and equipment together with their estimated useful lives, consisted of the following at December 31, 2010 and 2009:

	2010	2009

Furniture and fixtures (10 years)	$18,164	$18,164
Machinery and equipment (10 years)	249,383	249,383
Office equipment (5 to 10 years)	36,261	36,261
Vehicles (5 years)	174,968	174,968
Building improvements (10 years)	68,916	57,316
Total cost	547,692	536,092
Less: accumulated depreciation	(132,766)	(60,753)
Property and equipment – net	$414,926	$475,339

Depreciation expense for 2010 and 2009 was $72,013 and $48,040, respectively.  The portion of depreciation attributable for equipment used in equipment fabrication is included in cost of revenue.

Note 4 – Uncompleted Contracts

	2010	2009

Costs incurred on uncompleted contracts	$1,213,310	$73,703
Less billings to date	(3,536,449)	(950,000)
	$(2,323,139)	$(876,297)

Included in the accompanying balance sheet under the following captions:

	2010	2009
Costs and estimated earnings in excess of billings on uncompleted contracts	$-	$-
Billings in excess of costs and estimated earnings on uncompleted contracts	2,323,139	876,297
	$(2,323,139)	$(876,297)

Note 5 – Long Term Debt

Long term debt consisted of the following at December 31, 2010 and 2009:

	2010	2009
Installment note payable, due in equal monthly
payments of $906 including interest at 5.90%,
collateralized by a vehicle and maturing in May 2015	$42,035	$50,164

Installment note payable, due to an individual in equal
monthly payments of $13,280 including interest at 5%
maturing in May 2012 and secured by
various property and equipment	214,333	-

Less: principal amounts due within 12 months	(154,648)	(16,553)

	$101,720	$33,611

Non-current notes payable mature according to the following schedule:

Year Ending
December 31
2012	77,452
2013	9,700
2014	10,287
2015	4,281
Total	$101,720

Note 6 – Related Party Transactions

In late 2010, Raptor borrowed $500,000 from Spencer Douglass under a Secured Convertible Note. The convertible note, with fees of $100,000, totaling of $600,000 is due payable in full on demand at the option of Mr. Douglass on the earlier of (i) that date which is six months from the date of full funding or (ii) two business days after Raptor receives funding in a proposed PIPE offering for a minimum of $1,000,000. As of April 11, 2011, there has been no funding. Subsequent to any reverse acquisition of a public company by Raptor, the Convertible Note may be converted at the option of the holder into common stock of Raptor at the lower of (i) a discount of 20% from the average weighted average closing price of the Raptor common stock for the 30 trading days Immediately preceding such conversion, or (ii) $0.50 per share. The Convertible Note shall be automatically converted Into Raptor common stock at the rate set forth above In the event the weighted average closing price of the Raptor common stock shall equal or exceed $1.00 for tell consecutive trading days.

The convertible debt was recorded net of the $100,000 loan fee. The fee is being amortized into the principal loan balance over the estimated six-month life of the loan. The outstanding balance of the convertible debt net of the unamortized portion of the loan fee at December 31, 2010 was $538,462. The amortized portion of the loan fee charged to interest expense in 2010 totaled $38,462.

Note 7 – Concentration of Credit Risk

During 2010, three customers had revenues in excess of 10% of the Company’s total revenue.  Total revenue from these customers for 2010 was $3,340,000, or 97% of total revenue.  Receivable balances from these customers totaled $2,005,116 or 100% of total accounts receivable at December 31, 2010.

During 2009, four customers had revenues in excess of 10% of the Company’s total revenue.  Total revenue from these customers for the year was $2,004,946, or 98% of total revenue.  There were no receivable balances from these customers at December 31, 2009.

The Company maintains its cash with major domestic banks, which from time to time exceed the federally insured limit of $250,000.  The terms of these deposits are on demand to minimize risk.  The Company has not incurred losses related to these deposits, and no amounts were uninsured as of December 31, 2010 and 2009.

Note 8 – Backlog

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2010.  Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Balance as of December 31, 2009	$2,740,000
New contracts and contracts adjustments	844,915

Less: contract revenues earned for the year ended December 31, 2010	0

Balance at December 31, 2010	$3,584,915

The Company also entered into additional contracts with estimated revenues of $ 1,600,000 between January 1, 2011 and April 11, 2011.

Note 9 - Commitments and Contingencies

Raptor leases certain offices and facilities under non-cancelable operating leases expiring on various dates through 2015.  At December 31, 2010, future minimum contractual obligations were as follows:

Year Ending
December 31
2011	$217,599
2012	219,775
2013	221,972
2014	224,192
2015	150,580

Total	$1,034,118

In August 2010, Raptor entered into a five-year commercial lease of a building requiring base monthly payments of $18,088. Each anniversary the base rent increases by 1%.

RAPTOR FABRICATION & EQUIPMENT INC.
CONDENSED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)

Assets

Current assets
Cash	$14	$1,893
Accounts receivable	2,005,116	2,005,116
Inventory	647,122	704,012
Total current assets	2,652,252	2,711,021

Property and equipment, net	397,189	414,926

Other assets
Security deposit	21,000	21,000

Total assets	$3,070,441	$3,146,947

Liabilities and Stockholders' Deficit

Current liabilities
Accounts payable and accrued expenses	$176,011	$57,593
Billings in excess of cost	2,370,019	2,323,139
Loan payable - related party	12,500	-
Loans payable	55,000	-
Note payable - related party	587,913	538,462
Current portion of long term debt	161,161	154,648
Total current liabilities	3,362,604	3,073,842

Long term debt, net of current portion	57,505	101,720

Total liabilities	3,420,109	3,175,562

Stockholders' deficit
Common stock, par value $0.01 per share, 2,000 shares
authorized, issued and outstanding	20	20
Additional paid-in capital	525,017	545,560
Accumulated deficit	(874,705)	(574,195)
Total stockholders' (deficit)	(349,668)	(28,615)

Total liabilities and stockholders' deficit	$3,070,441	$3,146,947

See accompanying notes to these unaudited condensed financial statements.

RAPTOR FABRICATION & EQUIPMENT INC.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2011	2010

Revenues	$-	$-
Cost of revenues	-	-
Gross profit	-	-

Operating expenses
Professional services	37,555	18,825
Payroll	27,866	49,383
Rent	63,534	46,004
Other general and administrative expenses	138,237	125,961
Total operating expenses	267,192	240,173

Loss from operations	(267,192)	(240,173)

Other income (expenses)
Other income	20,223	23,454
Interest expense	(53,541)	(536)
Interest income	-	23
Net loss	(300,510)	(217,232)

Pro forma information *

Pro forma income tax expense	-	-

Pro forma net loss after income taxes	$(300,510)	$(217,232)

Pro forma basic and diluted loss per common share	$(150.26)	$(108.62)

Weighted average common shares outstanding	2,000	2,000

* Raptor is a S Corporation. These statements include pro forma income tax activity as if the Company's net income is subject to income taxes.

See accompanying notes to these unaudited condensed financial statements.

RAPTOR FABRICATION & EQUIPMENT INC.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010

Cash flows from operating activities:
Net loss	$(300,510)	$(217,232)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation	17,737	18,557
Amortization of loan fee	49,451	-
Net changes in operating assets and liabilities:
Accounts receivable	-	(1,702,570)
Employee advances		(6,323)
Inventory	56,890	152,421
Construction in progress	46,880	1,773,062
Prepaid expenses and other current assets	-	11,323
Accounts payable and accrued expenses	118,417	26,997
Net cash provided by (used in) operating activities	(11,135)	56,235

Cash flows from investing activities:
Purchase of property and equipment	-	(21,155)
Net cash used in investing activities	-	(21,155)

Cash flows from financing activities:
Borrowings on notes payable	67,500	-
Principal reduction on notes payable	(37,702)	(1,322)
Distributions to shareholders	(16,784)	(37,198)
Net cash provided by (used in) financing activities	13,014	(38,520)

Net (decrease) in cash and cash equivalents	(1,879)	(3,440)

Cash and cash equivalents - Beginning of period	1,893	21,718

Cash and cash equivalents - End of period	$14	$18,278

Supplemental disclosure of cash flow activity:
Cash paid during the period for income taxes	$-	$-
Cash paid during the period for interest expense	$4,090	$536

See accompanying notes to these unaudited condensed financial statements.

RAPTOR FABRICATION & EQUIPMENT INC.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2011

Note 1 – Organization and Summary of Significant Accounting Policies

Raptor Fabrication & Equipment Inc. (Raptor) was incorporated in Florida on February 6, 2008.  Raptor manufactures multi-feedstock biodiesel production facilities, specializing in modular system packages. Raptor provides a scalable commercialization platform for advanced patents in the fields of biofuel and bio-energy production, as well as highly efficient precious metal extraction from mined ores and mine tailings.  The Company provides services throughout the United States.

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included.  The operating results of the Company on a quarterly basis may not be indicative of operating results for the full year.

Reclassification

Certain reclassifications have been made to conform the prior period financial statement amounts to the current period presentation for comparative purposes

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  We regularly evaluate estimates and judgments based on historical experience and other relevant facts and circumstances.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, we consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the completed contract method of accounting for revenue recognition. The Company recognizes revenue on the completion of the scope of work required under its contracts, which is when the Company considers amounts to be earned (evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectability is reasonably assured). Accordingly, monies received or invoices sent for services for which contracts have not been completed have been recorded as deferred revenue. Direct costs, including but not limited to payroll, fuel, equipment rental, transportation expense and strapping costs for contracts which have not been completed are also deferred until the related revenue recognition process is complete.  Deferred revenue and related contract costs are netted on a per-job basis.  Any anticipated contract losses are accrued.  No such accruals are present as of March 31, 2011 and December 31, 2010.

Accounts Receivable, Uncollectible Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generated from billing on contracts.  We carry our accounts receivable at cost less an allowance for doubtful accounts.  The allowance for doubtful accounts is based on our prior experience of collections and existing economic conditions.  As of March 31, 2011 and December 31, 2010, no amounts were reserved as uncollectible.

Inventory

Inventory consists of parts and equipment used in its facilities and equipment fabrication business and is stated at the lower of cost or market using the first-in, first-out (FIFO) cost method of accounting. Costs of inventories include purchase and related costs incurred in bringing the products to their present location and condition. Market value is determined by reference to selling prices after the balance sheet dates or to management's estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

Property and Equipment

Property and equipment are stated at cost.  We provide for depreciation of property and equipment using the straight-line method over their estimated useful lives.  Expenditures for additions, major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Impairment of Long-Lived Assets

The carrying values of long-lived assets, which include property and equipment, are evaluated periodically for impairment.  Impairment losses are recognized when indicators of impairment are present and discounted cash flow estimated to be generated by long-lived assets is less than the carrying amount of such assets.  The amount of impairment loss, if any, is determined by comparing the amount of long-lived assets to its estimated fair value.  No impairment losses have been recognized for the three months ended March 31, 2011 and March 31, 2010.

Federal Income Taxes

The Company has elected to be taxed as an S Corporation under existing Internal Revenue Service regulations, whereby its income is passed to its shareholder.  Therefore, no provision for income taxes has been made in the accompanying financial statements, however, the accompanying statement of operations includes a ‘pro forma’ provision for income tax expense (benefit) on net operating income (loss) using applicable current federal and state rates as if the Company was taxed as a closely held corporation.  In addition, management has evaluated significant tax positions against the criteria established by professional standards and believes there are no such uncertain tax positions requiring accounting recognition in the financial statements.

Basic and Diluted Loss Per Share

Basic earnings or loss per share (EPS) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net income/loss available to common stockholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  As of March 31, 2011 the Company did not have any potentially dilutive securities.

(Loss) per weighted average number of common shares outstanding as reflected in the accompanying statement of operations is calculated on the Company’s net (loss) net of its pro forma provision for income tax expense (benefit).

Financial Instruments

Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of March 31, 2011. The Company’s financial instruments consist of cash, accounts receivables, payables, and other obligations.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to their short term nature.

Recent Accounting Pronouncements

Raptor does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

Note 2 – Liquidity

Raptor substantially completed three jobs in 2010 for which $2,005,116 has been billed and shown as accounts receivable as of March 31, 2011 and December 31, 2010.  None of these amounts are due per their contract terms until testing has been completed, which had not occurred as of April 27, 2011.  Because Raptor does not yet have a long history of completing projects and being paid on a predictable timetable, revenues on these jobs will not be recognized until such payments are received.  Payments are anticipated to be received during the second quarter of 2011.  Raptor has funded operations to date from owner financing.  Although management is actively seeking third-party funding, it believes that sufficient owner financing is available to fund operations for the next twelve months.

Note 3 – Property and Equipment

Major classes of property and equipment together with their estimated useful lives, consisted of the following at March 31, 2011 and December 31, 2010:

	March 31,	December 31,
	2011	2010
		(Unaudited)
Furniture and fixtures (10 years)	$18,164	$18,164
Machinery and equipment (10 years)	249,383	249,383
Office equipment (5 to 10 years)	36,261	36,261
Vehicles (5 years)	174,968	174,968
Building improvements (10 years)	68,916	68,916
Total cost	547,692	547,692
Less: accumulated depreciation	(150,503)	(132,766)
Property and equipment – net	$397,189	$414,926

Depreciation expense for the three months ended March 31, 2011 and 2010 was $17,737 and $18,557, respectively.  The portion of depreciation attributable for equipment used in equipment fabrication is included in cost of revenue.

Note 4 – Uncompleted Contracts

	March 31,	December 31,
	2011	2010
	(Unaudited)

Costs incurred on uncompleted contracts	$1,471,380	$1,213,310
Less: Billings to date	(3,841,399)	(3,536,449)
	$(2,370,019)	$(2,323,139)

Included in the accompanying balance sheet under the following captions:

	March 31,	December 31,
	2011	2010
	(Unaudited)

Costs and estimated earnings in excess of billings on uncompleted contracts	$-	$-
Billings in excess of costs and estimated earnings on uncompleted contracts	2,370,019	2,323,139
	$(2,370,019)	$(2,323,139)

Note 5 – Long Term Debt

Long term debt consisted of the following at March 31, 2011 and December 31, 2010:

	March 31,	December 31,
	2011	2010
	(Unaudited)

Installment note payable, due in equal monthly
payments of $906 including interest at 5.90%,
collateralized by a vehicle and maturing in May 2015	$40,633	$42,035

Installment note payable, due to an individual in equal
monthly payments of $13,280 including interest at 5%
maturing in May 2012 and secured by
various property and equipment	178,033	214,333

Less: principal amounts due within 12 months	(161,161)	(154,648)

	$57,505	$101,720

Non-current notes payable mature according to the following schedule:

Period Ending
March 31
2013	35,610
2014	9,843
2015	9,546
2016	2,506
Total	$57,505

Note 6 – Related Party Transactions

In October 2010, Raptor borrowed $500,000 from Spencer Douglass under a Secured Convertible Note. The convertible note, with fees of $100,000, totaling of $600,000 is due payable in full on demand at the option of Mr. Douglass on the earlier of (i) that date which is six months from the date of full funding or (ii) two business days after Raptor receives funding in a proposed PIPE offering for a minimum of $1,000,000.  As of April 11, 2011, there has been no funding.  Subsequent to any reverse acquisition of a public company by Raptor, the Convertible Note may be converted at the option of the holder into common stock of Raptor at the lower of (i) a discount of 20% from the average weighted average closing price of the Raptor common stock for the 30 trading days Immediately preceding such conversion, or (ii) $0.50 per share.  The Convertible Note shall be automatically converted Into Raptor common stock at the rate set forth above In the event the weighted average closing price of the Raptor common stock shall equal or exceed $1.00 for tell consecutive trading days.

The convertible debt was recorded net of the $100,000 loan fee.  The fee is being amortized into the principal loan balance over the estimated six-month life of the loan.  The outstanding balance of the convertible debt net of the unamortized portion of the loan fee at March 31, 2011 and December 31, 2010 was $587,913 and $538,462, respectively.  The amortized portion of the loan fee charged to interest at March 31, 2011 totaled $49,451.

Note 7 – Concentration of Credit Risk

Accounts receivable consists of receivable balances from three customers totaling $2,005,116 or 100% of total accounts receivable at March 31, 2011 and December 31, 2010.

The Company maintains its cash with major domestic banks, which from time to time exceed the federally insured limit of $250,000.  The terms of these deposits are on demand to minimize risk.  The Company has not incurred losses related to these deposits, and no amounts were uninsured as of March 31, 2011 and December 31, 2010.

Note 8 – Backlog

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2010.  Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year end and from contractual agreements on which work has not yet begun.

Balance as of December 31, 2010	$3,584,915
New contracts and contracts adjustments	305,000

Less: contract revenues earned for the period ended March 31, 2011	0

Balance at March 31, 2011	$3,889,915

The Company also entered into additional contracts with estimated revenues of $ 1,600,000 between January 1, 2011 and April 11, 2011.

Note 9 - Commitments and Contingencies

Raptor leases certain offices and facilities under non-cancelable operating leases expiring on various dates through 2015.  At March 31, 2011, future minimum contractual obligations were as follows:

Period Ending
March 31
2012	$254,136
2013	254,136
2014	254,136
2015	254,136
2016	84,714

Total	$1,101,258

In August 2010, Raptor entered into a five-year commercial lease of a building requiring base monthly payments of $21,178. Each anniversary the base rent increases by 1%.

Note 10 – Subsequent Events

On April 28, 2011, the Company filed an amendment to its articles of incorporation to increase the number of its authorized common shares from 2,000 to 100,000,000. In the same amendment, the Company changed the par value of its authorized shares to $.0001 per share.

On May 2 2011 the Company authorized a 22,000 to 1 stock split, whereby the total common shares issued and outstanding after the stock-split is 42,000,000.

On May 27, 2011, the Company purchased equipment in exchange for issuing 1,000,000 shares of its common stock. The equipment was valued at the estimated value of the issued common shares of $190,000. The Company’s president was a former manager of the Seller.

On June 12, 2011, the Company issued a total of 5,670,000 shares of its common stock to employees and consultants for services.  The Company valued the services at the estimated value of the issued common shares of $907,200.

On June 15, 2011, the Company entered into a Plan of Merger and Reorganization with Raptor Technology Group, Inc. a Nevada Corporation (“RTGI”). Under the terms of the merger, each share of Company’s common stock outstanding immediately before the effective date of the merger will convert into one share of RTGI. At the close of the merger, the Company’s shareholders will own approximately 69.5% of the total number of RTGI common shares then issued and outstanding. The merger between the two companies will be treated for financial reporting purposes as a reverse acquisition whereby the Company’s operations will continue to be reported as if it had actually been the acquirer.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements reflect adjustments to the historical financial statements of Raptor Technology Group, Inc. (formerly Branded Beverages, Inc.) (“RTGI”) to give effect to its merger with Raptor Fabrication & Equipment Inc. (“RFEI”).

The merger between the two companies will be treated for financial reporting purposes as a reverse acquisition whereby RFEI operations will continue to be reported as if it had actually been the acquirer. Further, RTGI has adopted the December 31st year end of RFEI. The accompanying pro forma information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition been in effect during the periods presented, or which may be reported in the future.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Raptor Technology Group, Inc.

RAPTOR TECHNOLOGY GROUP, INC.
(Formerly Branded Beverages, Inc.)
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET

	Historical				Unaudited
	Raptor Technology	Raptor Fabrication			Pro forma
	Group, Inc	& Equipment, Inc.		Pro forma	March 31,
	February 28, 2011	March 31, 2011		Adjustments	2011 (1)

ASSETS
Current assets
Cash	$-	$14		$-	$14
Accounts receivable	-	2,005,116		-	2,005,116
Inventory	-	647,122		-	647,122
Total current assets	-	2,652,252		-	2,652,252

	-			-	-
Property and equipment, net	-	397,189	D	190,000	587,189

Other assets
Security deposit	-	21,000		-	21,000

TOTAL ASSETS	$-	$3,070,441		$190,000	$3,260,441

Due to related parties
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	2,755	176,011	A	(2,755)	176,011
Billings in excess of costs	-	2,370,019		-	2,370,019
Loans payable	-	55,000		-	55,000
Due to related parties	200,732	600,413	A	(200,732)	600,413
Current portion of long term debt	-	161,161		-	161,161
Total current liabilities	203,487	3,362,604		(203,487)	3,362,604

Long term debt, net of current portion	-	57,505		-	57,505

Total liabilities	203,487	3,420,109		(203,487)	3,420,109

Commitments and contingencies		-		-	-

Stockholders' equity (deficit)
Common stock	6,336	20	B	4,180	7,003
			C	(4,200)
			D	100
			E	567

Additional paid-in capital	106,675	525,017	A	(113,011)	1,615,234
			B	(4,180)
			C	4,200
			D	189,900
			E	906,633

Accumulated deficit	(316,498)	(874,705)	A	316,498	(1,781,905)
			E	(907,200)

Total stockholders' equity (deficit)	(203,487)	(349,668)		393,487	(159,668)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$-	$3,070,441		$190,000	$3,260,441

(1) Raptor Technology Group, Inc. has adopted the December 31st year end of Raptor Fabrication.

RAPTOR TECHNOLOGY GROUP, INC.
(Formerly Branded Beverages, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Historical
	Raptor Technology	Raptor Fabrication			Unaudited
	Group, Inc	& Equipment, Inc.			Pro forma
	Year ended	Year ended		Pro forma	December 31,
	August 31, 2010	December 31, 2010		Adjustments	2010 (1)

Revenues	$-	$-		$	$-
Cost of revenues	-	-			-
Gross profit	-	-		-	-

Operating expenses
Professional services	23,436	146,399	A	(23,436)	146,399
Payroll	78,000	127,311	A	(78,000)	127,311
Rent	-	341,102			341,102
Other general and administrative expenses	31,330	409,997	A	(31,330)	409,997

Total operating expenses	132,766	1,024,809		(132,766)	1,024,809

Loss from operations	(132,766)	(1,024,809)		132,766	(1,024,809)

Other income (expenses)
Other income	-	83,665			83,665
Loss on settlement	-	(226,293)			(226,293)
Interest expense	-	(39,821)			(39,821)
Interest income	-	26			26
LOSS BEFORE INCOME TAXES	(132,766)	(1,207,232)		132,766	(1,207,232)

INCOME TAX (BENEFIT)	-	235,733		-	235,733

NET LOSS	$(132,766)	$(971,499)		$132,766	$(971,499)

PER SHARE DATA
Basic and diluted loss per common share	$(0.01)	$(0.02)			$(0.01)

Weighted average common shares outstanding	21,356,538	48,670,000			70,026,538

(1) Raptor Technology Group, Inc. has adopted the December 31st year end of Raptor Fabrication.

RAPTOR TECHNOLOGY GROUP, INC.
(Formerly Branded Beverages, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Historical
	Raptor Technology	Raptor Fabrication			Unaudited
	Group, Inc	& Equipment, Inc.			Pro forma
	Six months ended	Three months ended		Pro forma	March 31,
	February 28, 2011	March 31, 2011		Adjustments	2011 (1)

Revenues	$-	$-		$-	$-
Cost of revenues	-	-		-	-
Gross profit	-	-		-	-

Operating expenses
Professional services	10,379	37,555	A	(10,379)	37,555
Payroll	39,000	27,866	A	(39,000)	935,066
			E	907,200
Rent	-	63,534			63,534
Other general and administrative expenses	5,050	138,237	A	(5,050)	138,237

Total operating expenses	54,429	267,192		852,771	1,174,392

Loss from operations	(54,429)	(267,192)		(852,771)	(1,174,392)

Other income (expenses)
Other income	-	20,223			20,223
Interest expense	-	(53,541)			(53,541)
LOSS BEFORE INCOME TAXES	(54,429)	(300,510)		(852,771)	(1,207,710)

INCOME TAX (BENEFIT)	-	-		-	-

NET LOSS	$(54,429)	$(300,510)		$(852,771)	$(1,207,710)

PER SHARE DATA
Basic and diluted loss per common share	$(0.00)	$(0.01)			$(0.02)

Weighted average common shares outstanding	21,356,538	48,670,000			70,026,538

(1) Raptor Technology Group, Inc. has adopted the December 31st year end of Raptor Fabrication.

Raptor Technology Group, Inc.
(Formerly Branded Beverages, Inc.)
NOTES TO UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Reorganization

On June 15, 2011, Raptor Technology Group, Inc. a Nevada Corporation (“RTGI”) entered into a merger agreement with Raptor Fabrication & Equipment, Inc., a Florida Corporation. (“RFEI”).  RFEI is engaged in the business of manufacturing modular, multi-feedstock biodiesel production facilities, specializing in modular system packages.

Under the terms of the merger, RTGI will issue 48,670,000 shares of its common stock in exchange for receiving all of the outstanding shares of RFEI. In addition, RTGI’s former president has agreed to return 42,000,000 shares of RTGI common shares that he owns for cancelation. After the merger, the total number of RTGI common shares issued and outstanding will be 70,026,538. The accompanying pro forma balance sheet reflects the assets and liabilities of the combined companies as if the merger took place on March 31, 2011.

Pro forma adjustments:

A.	To eliminate the balances and activity of RTGI.

B.	To adjust RFEI’s outstanding shares to effect its 21,000 for 1 stock split. The stock split was authorized on May 2, 2011.

C.	To record the return and cancelation of 42,000,000 shares of RTGI’s common stock by its former president.

D.	To record RFEI’s purchase of equipment in exchange for issuing 1,000,000 shares of its common stock.

E.	To record the estimated market value of 5,670,000 of common shares issued to employees and consultants of RFEI on June 12, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Raptor Technology Group, Inc

Date: July 7, 2011	By:	/s/ Tom Gleason
Name: Tom Gleason
Title: President and CEO
Principal Executive Officer and Principal Financial Officer